Exhibit 99.1

Teradyne Announces Fourth Quarter and Fiscal Year Results

BOSTON—(BUSINESS WIRE)—Jan. 17, 2006—Teradyne, Inc. reported sales of $345.2 million for the fourth quarter of 2005, an increase of 18% over the third quarter of 2005. Net income in the fourth quarter was $224.1 million, or $1.07 per diluted share. Net income from continuing operations was $89.6 million, or $0.44 per diluted share, and $50.0 million, or $0.25 per diluted share on a non-GAAP basis. Bookings for the fourth quarter were $377.6 million, up 26% over the third quarter.

For fiscal 2005, sales were $1.08 billion. Net income for the year was $90.6 million, or $0.46 per diluted share. The company had a net loss from continuing operations of $60.5 million, or $0.31 per diluted share, and a net loss of $33.6 million, or $0.17 per diluted share on a non-GAAP basis.

“The fourth quarter capped a year of significant improvement for Teradyne,” said Michael Bradley, Teradyne president and CEO. “Throughout 2005, we had solid sequential growth in sales and bookings, strong fourth quarter profit performance in both our Semiconductor Test and non-Semiconductor Test businesses, and a much-improved balance sheet. Our FLEX (TM) System-On-a-Chip (SOC) tester led the way throughout the year.

“As we enter 2006, we have excellent product momentum across all our businesses, we have delivered on our 2005 breakeven reduction goals and we’re designed into end products that have great potential.”

Sales in the first quarter of 2006 are expected to be between $340 million and $360 million, with earnings per diluted share between $0.18 and $0.22, including $6.8 million, or $0.03 per share of stock-based compensation.

On November 30, 2005, Teradyne completed the sale of its Connection Systems division to Amphenol Corporation for $385 million in cash as adjusted post-closing and further subject to post-closing net asset value adjustments. Connection Systems’ revenue and expenses are reported on a net basis in discontinued operations, and therefore have been excluded from continuing operations in all reported periods.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain charges. These results are provided as a complement to results provided in accordance with GAAP. Teradyne reports non-GAAP results in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate Teradyne’s baseline performance before gains, losses or other charges that are considered by Management to be outside the Company’s ongoing operating results. The Company believes these non-GAAP measures will aid investors’ overall understanding of the Company’s results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how the Company plans and measures its own business. A reconciliation of each GAAP to non-GAAP financial measure discussed in this press release is contained in the attached Exhibits and on the Company’s website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for financial measures or information provided in accordance with GAAP.

Conference Call/Webcast

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 1-800-642-1687. The replay number outside the U.S. & Canada is 1-706-645-9291. The pass code is 3787254. A replay will also be available on the Teradyne website www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through February 1, 2006.

About Teradyne, Inc.

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test complex electronics used in the consumer electronics, automotive, computing, telecommunications, and aerospace and defense industries. In 2005, Teradyne had sales of $1.08 billion, and currently employs about 4,000 people worldwide. For more information, visit www.teradyne.com. Teradyne (R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries. All product names are trademarks of Teradyne, Inc. (including its subsidiaries) or their respective owners.

Safe Harbor Statement

The forward-looking statements included in this release are made only as of the date of publication and Teradyne undertakes no obligation to update the information set forth in this release.

This release contains forward-looking statements regarding expected future revenues and earnings, future market conditions and business prospects. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees. You can generally identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of our future results will be achieved. Important factors that could cause actual results to differ materially from those presently expected include: adverse changes in general economic or market conditions (including market demand for electronics and downturns in the semiconductor industry); reductions or delays in capital investment by our customers; the decision by customers to cancel or defer orders that previously had been accepted; reduced bookings; the “hockey-stick” pattern of sales resulting in a disproportionately large percentage of total quarterly sales occurring in the last month and weeks of each quarter; the historically cyclical nature and volatility of the markets that we serve; war or the threat of terrorist attacks; disruptions or delays in our supply chain; new product development introductions and transitions and any delays; uncertainty of customer acceptance of new product offerings (including the timing, price and mix of new product acceptance); competitive pressures (including new products, pricing and gross margin pressures); the effectiveness of our implementation of cost cutting and expense control measures (including facility consolidations, employee reductions, seeking lower prices from suppliers and the outsourcing of selected manufacturing and engineering activities); insufficient, excess or obsolete inventory; disruptions, delays or shortages in an adequate supply of raw materials, components or internal and external manufacturing capability; incoming quality of components or raw materials; the impact of our ability to manage the effects of past or future acquisitions or divestitures; any material litigation against Teradyne; our obligations in the event of a change of control; the impact of being required to account for stock options as an expense; the ability to attract and retain key employees; the risks of potential environmental liability; the risks of operating internationally (including political and economic instability and unexpected changes in legal and regulatory requirements and in policy changes affecting international markets), and other events, factors and risks previously and from time to time disclosed in our filings with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the fiscal year ended December 31, 2004 and our periodic reports on Forms 10-Q and 8-K.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2005

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended:			Year Ended:
	December 31, 2005	October 2, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Net Revenues	$345,151	$293,573	$283,993	$1,075,232	$1,410,222
Cost of Revenues (1)	184,980	204,417	161,042	663,464	749,342

Gross Profit	160,171	89,156	122,951	411,768	660,880
Operating Expenses:
Engineering and Development	49,770	53,699	60,238	223,015	249,966
Selling and Administrative	60,972	62,639	59,410	252,807	254,406
Restructuring and Other Charges, net (2)	(10,393)	13,796	1,591	17,644	1,211

Operating Expenses	100,349	130,134	121,239	493,466	505,583
Income/(Loss) From Operations	(59,822)	(40,978)	1,712	(81,698)	155,297
Interest Income	5,572	3,972	4,542	17,790	15,387
Interest Expense	(3,583)	(4,059)	(4,529)	(16,229)	(18,752)
Other Income and Expense, Net	—	—	1,259	—	2,536

Income/(Loss) From Continuing Operations Before Income Taxes	61,811	(41,065)	2,984	(80,137)	154,468
Income Tax (Benefit)/Expense (3)	(27,814)	2,788	137	(19,680)	21,849

Income/(Loss) From Continuing Operations	89,625	(43,853)	2,847	(60,457)	132,619
Income/(Loss) From Discontinued Operations (net of income tax provision of $262, $239, $256, $1,320 and $888, respectively)	(2,516)	8,475	501	14,152	32,618
Gain on Disposal of Discontinued Operations (net of income tax provision of $30,979 for the quarter and year ended December 31, 2005)	136,953	—	—	136,953	—

Net Income/(Loss)	$224,062	$(35,378)	$3,348	$90,648	$165,237

Net Income/(Loss) per Common Share from Continuing Operations:
Basic	$0.46	$(0.22)	$0.01	$(0.31)	$0.68

Diluted (4)	$0.44	$(0.22)	$0.01	$(0.31)	$0.67

Net Income/(Loss) per Common Share:
Basic	$1.14	$(0.18)	$0.02	$0.46	$0.85

Diluted (4)	$1.07	$(0.18)	$0.02	$0.46	$0.84

Shares used in calculation of Net Income/(Loss) per Common Share—Basic	196,919	196,835	194,199	196,283	194,048

Shares used in calculation of Net Income/(Loss) per Common Share—Diluted (4)	211,764	196,835	195,982	196,283	197,432

Gross Orders	$385,956	$301,137	$220,946	$1,185,822	$1,316,827

Net Orders	$377,636	$299,867	$220,849	$1,170,593	$1,306,058

(1)	Cost of revenues includes an inventory provision of $38.5 million in the quarter ended October 2, 2005 for non-FLEX products in the Semiconductor Test Division.

(2)	Restructuring and Other Charges, net consists of:

	Quarter Ended:			Year Ended:
	December 31, 2005	October 2, 2005	December 31, 2004	December 31, 2005	December 31, 2004
Gain on Sale of Real Estate	$(10,884)	$—	$—	$(15,329)	$—
Severance	2,862	11,817	2,285	21,252	1,591
Gain on Sale of Product Lines	(2,752)	(458)	(338)	(4,068)	(1,875)
Facility Related	—	—	(356)	2,311	845
Long-Lived Asset Impairment	164	841	—	10,231	650
Divestiture-Related Fees	—	1,596	—	3,078	—
Other	217	—	—	169	—

	$(10,393)	$13,796	$1,591	$17,644	$1,211

(3)	Under GAAP, there was a tax benefit recorded in continuing operations for the current year operating loss used as a result of the sale of TCS. There is an offsetting tax provision in the gain on sale of TCS included in discontinued operations.

(4)	Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurs when earnings are greater than $0.24 per share per quarter. Accordingly, for net income from continuing operations for the quarter ended December 31, 2005, diluted shares assume the conversion of the convertible debentures as the effect would be dilutive. Accordingly, 13.7 million shares have been included in diluted shares and net interest expense of $3.3 million has been added back to net income for the diluted earnings per share calculation. Diluted shares for net income from continuing operations for the quarters ended October 2,2005 and December 31, 2004 and the years ended December 31, 2005 and 2004 do not assume the conversion of the convertible debentures, as the effect of the conversion on EPS would be anti-dilutive.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2005	December 31, 2004
Assets
Cash and Cash Equivalents	$340,699	$209,147
Marketable Securities	354,042	75,431
Accounts Receivable	232,462	169,709
Inventories	142,706	214,916
Other Current Assets	25,033	27,507
Current Assets of Discontinued Operations	—	109,116

	1,094,942	805,826
Net Property, Plant and Equipment	421,286	467,648
Long-term Marketable Securities	232,952	406,615
Goodwill	69,147	69,147
Intangible and Other Assets	41,405	46,433
Long-term Assets of Discontinued Operations	—	126,893

	$1,859,732	$1,922,562

Liabilities
Notes Payable—Banks	$2,547	$4,826
Current Portion of Long-term Debt	300,282	321
Accounts Payable	48,012	45,520
Accrued Employees' Compensation and Withholdings	81,670	105,818
Deferred Revenue and Customer Advances	31,477	29,336
Other Accrued Liabilities	48,273	50,621
Income Taxes Payable	3,234	11,216
Current Liabilities of Discontinued Operations	—	28,900

	515,495	276,558
Pension Liability	58,758	69,187
Other Long-term Liabilities	40,994	43,342
Convertible Senior Notes	—	391,500
Other Long-term Debt	1,819	7,432
Long-term Liabilities of Discontinued Operations	—	979

	617,066	788,998
Shareholders' Equity	1,242,666	1,133,564

	$1,859,732	$1,922,562

GAAP to Non-GAAP Earnings Reconciliation

References by the Company to non-GAAP income from continuing operations and non-GAAP earnings per share refer to net income or earnings per share excluding restructuring and other charges, net, certain inventory provisions and the effect of one-time tax items. GAAP requires that these costs and charges be included in costs and expenses and accordingly is used to determine income from continuing operations and earnings per share. Non-GAAP net income from continuing operations (which is the basis for non-GAAP earnings per share) gives an indication of Teradyne's baseline performance before gains, losses or other charges that are considered by management to be outside the Company's ongoing operating results. The Company believes these non-GAAP measures will aid investors' overall understanding of the Company's results by providing a higher degree of transparency for certain expenses and a level of disclosure that will help investors understand how the Company plans and measures its own business. However, the presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for financial information provided in accordance with GAAP.

	Quarter Ended:
	December 31, 2005	October 2, 2005	December 31, 2004
	(in millions, except per share data)
Net Income/(Loss) from Continuing Operations—GAAP	$89.6	$(43.9)	$2.8
Tax Benefit from gain on disposal of TCS (1)	(29.2)	—	—
Restructuring and Other Charges, net (2)	(10.4)	52.3	1.6

Net Income from Continuing Operations—non-GAAP	$50.0	$8.4	$4.4

GAAP Net Income/(Loss) per Common Share—Basic	$0.46	$(0.22)	$0.01

Non-GAAP Net Income per Common Share—Basic	$0.25	$0.04	$0.02

Shares used in calculation of Net Income/(Loss) per Common Share—Basic	196.9	196.8	194.2

GAAP Net Income/(Loss) per Common Share—Diluted (3)	$0.44	$(0.22)	$0.01

Non-GAAP Net Income per Common Share—Diluted	$0.25	$0.04	$0.02

GAAP shares used in calculation of Net Income/(Loss) per Common Share—Diluted (3)	211.8	196.8	196.0

(1)    Under GAAP, there was a tax benefit recorded in continuing operations for the current year loss used as a result of the sale of TCS. There is an offsetting tax provision in the gain on sale of TCS included in discontinued operations.

(2)    Restructuring and Other Charges, net consists of:

	Quarter Ended:
	December 31, 2005	October 2, 2005	December 31, 2004
	(in millions)
Gain on Sale of Real Estate	$(10.9)	$—	$—
Employee Severance	2.9	11.8	2.3
Gain on Sale of Product Lines	(2.7)	(0.5)	(0.3)
Non-FLEX Inventory Provision	—	38.5	—
Facility Related	—	—	(0.4)
Long-Lived Asset Impairment	0.1	0.9	—
Divestiture-Related Fees	—	1.6	—
Other	0.2	—	—

	$(10.4)	$52.3	$1.6

(3)	Under GAAP, when calculating diluted earnings per share, convertible debentures must be assumed to have converted if the effect on EPS would be dilutive. For Teradyne, dilution occurs when earnings are greater than $0.24 per share per quarter. Accordingly, for GAAP and non-GAAP net income from continuing operations for the quarter ended December 31, 2005, diluted shares assume the conversion of the convertible debentures as the effect would be dilutive. Accordingly, 13.7 million shares have been included in diluted shares and net interest expense of $3.3 million has been added back to net income for the diluted earnings per share calculation. Diluted shares for the GAAP and non-GAAP net income from continuing operations for the quarters ended October 2, 2005 and December 31, 2004 do not assume the conversion of the convertible debentures, as the effect of the conversion on EPS would be anti-dilutive.

GAAP to Non-GAAP Earnings Reconciliation, continued

	Year Ended:
	December 31, 2005	December 31, 2004
	(in millions, except per share data)
Net (Loss)/Income from Continuing Operations—GAAP	$(60.5)	$132.6
Tax Benefit from gain on disposal of TCS (1)	(29.2)	—
Restructuring and Other Charges, net (2)	56.1	1.2

Net (Loss)/Income from Continuing Operations—non-GAAP	$(33.6)	$133.8

GAAP Net (Loss)/Income per Common Share—Basic	$(0.31)	$0.68

Non-GAAP Net (Loss)/Income per Common Share—Basic	$(0.17)	$0.69

Shares used in calculation of Net (Loss)/Income per Common Share—Basic	196.3	194.0

GAAP Net (Loss)/Income per Common Share—Diluted	$(0.31)	$0.67

Non-GAAP Net (Loss)/Income per Common Share—Diluted	$(0.17)	$0.68

GAAP shares used in calculation of Net (Loss)/Income per Common Share—Diluted	196.3	197.4

(1)    Under GAAP, there was a tax benefit recorded in continuing operations for a portion of the net operating loss carryforwards used as a result of the sale of TCS. There is an offsetting tax provision in the gain on sale of TCS included in discontinued operations.

(2)    Restructuring and Other Charges, net consists of:

	Year Ended:
	December 31, 2005	December 31, 2004
	(in millions)
Non-FLEX Inventory Provision	$38.5	$—
Employee Severance	21.3	1.6
Gain on Sale of Real Estate	(15.3)	—
Long-Lived Asset Impairment	10.2	0.7
Gain on Sale of Product Lines	(4.1)	(1.9)
Divestiture-Related Fees	3.1	—
Facility Related	2.3	0.8
Other	0.1	—

	$56.1	$1.2

Contact:    Teradyne, Inc.

Tom Newman, 617-422-2425